EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement (No. 333-106264) on Form S-8 of Alliance Bankshares Corporation of our report dated March 31, 2011 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K for the year ended December 31, 2010.
/s/ Yount, Hyde & Barbour, P.C.
Winchester, Virginia
March 31, 2011